UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2005 (October 31, 2005)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Ave., Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 31, 2005, the Company entered into an employment agreement (the “Agreement”) with Mr. Alex Lightman, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference. Pursuant to the Agreement, Mr. Lightman will serve as Chief Executive Officer and Chairman of the Board and will receive annual base compensation of $295,000. Mr. Lightman will also be eligible for executive bonus compensation as follows: (a) a Target Bonus paid in cash equal to 35% of the total cash value of his annual salary, as determined by the Board of Directors, 50% of which may be paid in shares of the Company’s common stock; and (b) a Performance Bonus paid in cash equal to 35% of the total cash value of his annual salary for each and every merger and/or acquisition made by the Company of a non-affiliated third party entity (such potential target must provide no less than $1,000,000 of estimated annual accretive EBITDA to the Company). The total amount of the Target Bonus and Performance Bonus paid to Mr. Lightman shall not exceed 100% of his annual compensation in any 12 month period. Mr. Lightman is also eligible to participate in any other bonus or incentive programs established by the Company. The term of the Agreement is for two years and may renew for additional two year periods thereafter unless notice of non-renewal is given within six months of the end of the then current term.

On October 31, 2005, the Company entered into a Services Agreement (“CFO Agreement”) with Karen Rosolowski, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference. Pursuant to the CFO Agreement, Ms. Rosolowski will serve as Chief Financial Officer on a part time basis but will become full time in the near future. The Company will amend this Report when an employment agreement is executed with Ms. Rosolowski.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 31, 2005, the Company appointed Mr. Alex Lightman as its Chief Executive Officer and Chairman of the Board and appointed Ms. Karen C. Rosolowski as its Chief Financial Officer. Ms. Rosolowski replaced Mr. Peter Maddocks as Chief Financial Officer who tendered his resignation on October 31, 2005.

On October 31, 2005, Mr. Alex Lightman, who is 43 years old, became the Chief Executive Officer and Chairman of the Board of the Company. From June 2003 to July 2005, Mr. Lightman was the founding CEO and Chairman of IPv6 Summit, Inc., a leading organizer of international IPv6 events and consultants to government and industry on IPv6 applications, training and promotion. From May 1999 to Present, Mr. Lightman has been affiliated with Charmed Technology, a company that develops wearable computers and electronic conference badges, and is the founding director of The 4G Society and the first Cal-(IT)2 Scholar at the California Institute for Telecommunications and Information Technology, a joint program of UCSD and UCI. Mr. Lightman has nearly 20 years of high technology management experience. Mr. Lightman is the author of Brave New Unwired World (Wiley, 2002) and a 1983 graduate of Massachusetts Institute of Technology.

A brief description of the terms and conditions pursuant to which Mr. Lightman will serve as Chief Executive Officer and Chairman of the Board are set forth in Item 1.01 above and incorporated into this Item 5.02

On October 31, 2005, Ms. Karen C. Rosolowski became the Chief Financial Officer of the Company. From April 2004 to Present, Ms. Rosolowski founded and operates Winning Performance, a company that provides accounting, finance and audit consultancy to medium size companies. From 2002 to 2004, Ms. Rosolowski was a Manager at Hunderford Vinton, LLC, a consulting form that specializes in recovery and contract compliance audits for clients of various sizes. From 1991 to 2001, Ms. Rosolowski was a Project Director, Finance Systems and Process Strategies for Eastman Kodak Company.

A brief description of the terms and conditions pursuant to which Ms. Rosolowski will serve as Chief Financial Officer are set forth in Item 1.01 above and incorporated into this Item 5.02

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Employment Agreement between the Company and Mr. Alex Lightman, dated October 31, 2005.

10.2 Services Agreement between the Company and Ms. Karen Rosolowski, dated October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED

By:	/s/ Alex Lightman Chief Executive Officer and Chairman of the Board

November 4, 2005

EXHIBIT INDEX

Exhibit No.   Description

10.1	Employment Agreement between the Company and Mr. Alex Lightman, dated October 31, 2005.

10.2	Services Agreement between the Company and Ms. Karen Rosolowski, dated October 31,2005.

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